UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

ENTELLUS MEDICAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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Filed by Entellus Medical, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Entellus Medical, Inc.

Commission File No.: 001-36814

Post-Signing FAQ for Entellus Employees

Office Employees

1.	What was announced today?

Today we announced that Entellus has entered into a definitive merger agreement to be acquired by Stryker. At the closing of the merger, Stryker will acquire the entire Entellus business.

This is a good outcome for Entellus employees, shareholders, physician customers, and patients. It is a recognition of the years of hard work of the entire Entellus team, who developed, clinically validated, and commercialized some of the most disruptive new technologies in the history of ENT.

2.	When will the Transaction close?

The closing of this transaction is subject to approval by Entellus’ stockholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. We are not speculating on a Closing Date at this time.

3.	Tell us about Stryker.

Stryker is one of the world’s leading medical technology companies and, together with its customers, is driven to make healthcare better. The company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes.

Stryker’s MedSurg business is its largest and specializes in Instruments, Medical, and Sustainability Solutions. Stryker has achieved 37 straight years of sales growth and successfully closed on 40+ acquisitions in the last five years.

4.	Why is Stryker acquiring Entellus?

Entellus’s broad portfolio of products is highly complementary to the existing ENT portfolio of Stryker’s Instruments division and to their strategic goal of serving the ENT market in a meaningful way.

5.	To whom will we report now?

An integration plan is currently being developed. We will provide the details of the plan once it’s complete. In the meantime, it is business as usual.

6.	Is my job safe? Will people lose their jobs?

An integration plan is currently being developed, and we will provide these details once the plans are completed. In the meantime, it is business as usual.

7.	What will happen to my benefits?

An integration plan is currently being developed, and we will provide these details once the plans are completed.

8.	What day-to-day changes should I expect at Entellus?

In the near-term, there should not be any changes in the day-to-day operations. As we continue through the integration planning process, we will communicate any necessary changes that may be identified as part of the planning process.

9.	When will our work email addresses change? Will our work phone numbers change? When will we get new business cards? When will we be on the Stryker network?

An integration plan is currently being developed, and we will provide these details once the plans are completed. In the meantime, it is business as usual.

10.	What can I tell other employees, customers, or suppliers about this deal?

You may disclose only information that Entellus has publicly disclosed in a press release or Securities and Exchange Commission filings. Generally, this information includes the fact that on December 7th, it was publicly announced that Stryker and Entellus signed a definitive merger agreement and closing of the acquisition is subject to customary closing conditions. In the meantime, it is important to remember that it is business as usual until closing. U.S. antitrust law can impose serious penalties on Stryker and Entellus, and the deal itself could be threatened if we do not continue to act as the separate and independent companies that we are until the deal has closed. Questions from current Stryker product users must be directed to their current contact at Stryker. Any discussion you may have with customers or other third parties should be limited to the fact that the deal has only been signed as announced. You must not represent that you are speaking on behalf of Stryker. You cannot discuss current or future orders or terms, or do anything else that has the appearance of order solicitation or collaborating until the acquisition has been completed and you are authorized to do so.

11.	Can Entellus employees apply for job openings within Stryker?

In the near-term, it is important for us to retain Entellus employees in their current positions to ensure a seamless transition.

12.	What will happen to the Entellus facilities in Plymouth and Redwood City?

In the near-term, there will be no changes in the day-to-day operations.

13.	What will happen to the Entellus sales force?

The sales team and their success to date is an important reason for the acquisition. In the near-term, there should not be any changes in the day-to-day operations.

14.	Will we also work with Stryker’s Instruments business?

An integration plan is currently being developed, and we will provide these details once the plans are completed.

15.	What will happen to the Entellus and Spirox brand names?

Branding decisions require careful consideration and both the Entellus and Spirox brands will be evaluated within the overall Stryker umbrella. No decisions about the Entellus or Spirox brands have been made at this time.

Field Employees

Structure

Q1.	What can I tell other employees, customers, or suppliers about this deal?

A1.	You may disclose only information that Entellus has publicly disclosed in a press release or Securities and Exchange Commission filings. Generally, this information includes the fact that on December 7th, it was publicly announced that Stryker and Entellus signed a definitive merger agreement and closing of the acquisition is subject to customary closing conditions. In the meantime, it is important to remember that it is business as usual until closing. U.S. antitrust law can impose serious penalties on Stryker and Entellus, and the deal itself could be threatened if we do not continue to act as the separate and independent companies that we are until the deal has closed. Questions from current Stryker product users must be directed to their current contact at Stryker. Any discussion you may have with customers or other third parties should be limited to the fact that the deal has only been signed as announced. You must not represent that you are speaking on behalf of Stryker. You cannot discuss current or future orders or terms, or do anything else that has the appearance of order solicitation or collaborating until you are authorized to do so.

Q1.	Will we lose our jobs now that the acquisition is complete?

A1.	The sales team and their success to date is an important reason for the acquisition. In the near-term, there should not be any changes in the day-to-day operations.

Q2.	Who will we report into?

A2.	An integration plan is currently being developed, and we will provide these details once the plans are completed. In the meantime, it is business as usual.

Customer Questions

Q1.	What should I do if a customer asks about Stryker and its products?

A1.	Questions from current Stryker product users must be directed to their current contact at Stryker.

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About Entellus

Entellus is a medical technology company focused on delivering superior patient and physician experiences through products designed for less invasive treatments. Entellus products are used for the treatment of adult and pediatric patients with chronic and recurrent sinusitis, patients with nasal airway obstruction, as well as adult patients with persistent Eustachian tube dysfunction. The Entellus platform of products provides safe, effective and easy-to-use solutions intended to enable treatment of patients in more cost-effective sites of care. Entellus’ product lines including the XprESS™ ENT Dilation System, Latera™ Absorbable Nasal Implant, MiniFESS™ Surgical Instruments, XeroGel Nasal Dressing and FocESS™ Imaging & Navigation combine to enable ENT physicians to conveniently and comfortably perform a broad range of procedures in the most cost effective and efficient site of care. Entellus is committed to broadening its product portfolio with high-quality and purposeful innovations for the global ENT market.

Additional Information and Where to Find It

In connection with the proposed merger, Entellus plans to file with the Securities and Exchange Commission (SEC) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, ENTELLUS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Entellus files with the SEC (when available) from the SEC’s website at www.sec.gov and Entellus’ website at www.entellusmedical.com. In addition, the proxy statement and other documents filed by Entellus with the SEC (when available) may be obtained from Entellus free of charge by directing a request to Entellus Medical, Inc., 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Entellus and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Entellus’ stockholders in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Entellus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 22, 2017, and its definitive proxy statement for the 2017 annual meeting of stockholders, which was filed with the SEC on April 26, 2017. To the extent the holdings of Entellus securities by Entellus’ directors and executive officers have changed since the amounts set forth in Entellus’ proxy statement for its 2017 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Entellus’ website at www.entellusmedical.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: (i) Entellus may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Entellus to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Entellus does business, or on Entellus’ operating results and business generally; (v) Entellus’ business may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Entellus may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (x) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Entellus are set forth in its filings with the SEC, including Entellus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Entellus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Item 1A of Part II of Entellus’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 under the headings “Risk Factors.” The risks and uncertainties described above and in Entellus’ most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Entellus and its business, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Entellus files from time to time with the SEC. The forward-looking statements in this communication speak only as of the date of this communication. Except as required by law, Entellus assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.